UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 08, 2023
Date of Report (Date of earliest event reported)

Commission File Number of Issuing entity:	333-177354-02

Central Index Key Number of issuing entity:	0001552328

UBS-Barclays Commercial Mortgage Trust 2012-C2
(Exact name of issuing entity as specified in its charter)

Commission File Number of depositor:	333-177354

Central Index Key Number of depositor:	0001532799

UBS Commercial Mortgage Securitization Corp.
(Exact name of depositor as specified in its charter)

Central Index Key Number of sponsor: 0001541886
UBS Real Estate Securities Inc.
(Exact name of sponsor as specified in its charter)

Central Index Key Number of sponsor: 0000312070
Barclays Bank PLC
(Exact name of sponsor as specified in its charter)

Central Index Key Number of sponsor: 0001682523
Starwood Mortgage Funding II LLC (formerly known as Archetype Mortgage Funding II LLC)
(Exact name of sponsor as specified in its charter)

Central Index Key Number of sponsor: 0001089877
KeyBank National Association
(Exact name of sponsor as specified in its charter)

Nicholas Galeone (212) 713-8832
(Name and telephone number, including area code, of the person to contact in connection with this filing)

New York
(State or other jurisdiction of incorporation or organization of the issuing entity)

46-0613665
46-0621519
(I.R.S. Employer Identification No.)

c/o U.S. Bank Trust Company, National Association
190 S. LaSalle Street
Chicago, IL
(Address of principal executive offices of issuing entity)

60603
(Zip Code)

(312) 332-7535
(Telephone number, including area code)

NONE
(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 6.02 Change of Servicer or Trustee.

Pursuant to Section 3.22(e) of the pooling and servicing agreement, dated as of July 1, 2012 (the “Pooling and Servicing Agreement”), among UBS Commercial Mortgage Securitization Corp., as depositor, Wells Fargo Bank, National Association, as master servicer, Rialto Capital Advisors LLC (“Rialto”) (as successor to CWCapital Asset Management LLC), as special servicer, Pentalpha Surveillance LLC, as operating advisor, U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, certificate administrator, and paying agent, and U.S. Bank National Association, as custodian, relating to the issuing entity known as UBS-Barclays Commercial Mortgage Trust 2012-C2 (the “Issuing Entity”), effective as of March 8, 2023, Rialto was removed as special servicer and Trimont Real Estate Advisors, LLC (“Trimont”), a Georgia limited liability company, was appointed as the successor special servicer. In its capacity as special servicer, Trimont will be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties pursuant to the Pooling and Servicing Agreement, a copy of which was filed as Exhibit 4 to the Current Report on Form 8-K filed by the Issuing Entity with the Securities and Exchange Commission on July 17, 2012.

Capitalized terms used, but not defined, in this Current Report on Form 8-K have the meanings set forth in the Pooling and Servicing Agreement.

Trimont Real Estate Advisors, LLC

Trimont, a Georgia limited liability company, will be the Special Servicer (the “Special Servicer”) under the Pooling and Servicing Agreement. The principal servicing office of Trimont is located at One Alliance Center, 3500 Lenox Road NE, Suite G1, Atlanta, Georgia 30326. Trimont also has offices located in Overland Park, Kansas, New York, New York, Dallas, Texas, Sydney, Australia, London, England, and Dublin, Ireland.

Trimont is a provider of asset management, servicing, due diligence, and customized advisory solutions to commercial real estate clients. Trimont is rated by S&P as Commercial Mortgage Special Servicer (Strong), Construction Loan Servicer (Strong) and Primary Commercial Servicer (Strong), and by Fitch as Primary Servicer (CPS2) and Special Servicer (CSS2). Kroll Bond Rating Agency, Inc. reviewed Trimont in November 2022 and deemed it to possess the necessary capabilities and attributes to satisfy the minimum requirements to meet its contractual obligations and the servicing standard in accordance with industry practices as a primary servicer and special servicer. Trimont has been special servicing commercial and multifamily real estate loans since 1998.

The table below contains information on the size of the portfolio of commercial and multifamily loans in securitizations and other servicing transactions for which Trimont has acted as special servicer:

Calendar year-end	2020	2021	2022
Approximate amounts (in millions)	$2,900	$1,800	$900

As of December 31, 2022, Trimont was special servicing approximately 38 loans and REO properties (securitized and non-securitized) with an aggregate outstanding principal loan balance of approximately $900 million. Trimont has been named special servicer on over 98 securitizations with an aggregate original principal loan balance of over $67.4 billion. The collateral for these loans has included multifamily, office, retail, hospitality and other income producing properties.

No securitization involving commercial or multifamily real estate loans in which Trimont was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Trimont as special servicer, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any securitization.

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. The only significant changes in Trimont’s policies and procedures over the past three years have come in response to changes in federal or state law or investor requirements. Additionally, Trimont’s disaster recovery plan is reviewed annually. Trimont has developed strategies and procedures for managing delinquent loans, breaches by borrowers of the underlying loan documents and loans subject to borrower bankruptcy filings which are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis and include but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs and borrower negotiation or workout in accordance with the applicable servicing standard. The strategy pursued by Trimont for any particular asset depends upon, among other things, the condition and type of the underlying property, the borrower, and the jurisdiction where the asset is located.

Generally, Trimont’s servicing functions under servicing agreements as special servicer do not include collection on the pool assets, however Trimont does maintain certain operating accounts with respect to REO loans in accordance with the terms of the applicable servicing agreements and consistent with the servicing standard set forth in each of such servicing agreements. Trimont does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, Trimont believes that its financial condition will not have any material impact on the performance of the Mortgage Loans or the performance of the Certificates. Trimont does not have any material advancing rights or obligations with respect to the commercial real estate securitization pools as to which it acts as special servicer. In certain instances Trimont may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial real estate securitization pools as to which it acts as special servicer. Trimont occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market. Trimont has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to the Mortgage Loans.

There are, to the actual current knowledge of Trimont, no special or unique factors of a material nature involved in special servicing the Mortgage Loans, as compared to the types of assets specially serviced by Trimont in other commercial real estate securitization pools generally, for which Trimont has developed processes and procedures which materially differ from the processes and procedures employed by Trimont in connection with its special servicing of commercial real estate securitization pools generally.

In its capacity as the Special Servicer, Trimont will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. Trimont may from time to time have custody of certain of such documents as necessary for enforcement actions involving the Mortgage Loans. To the extent that Trimont has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

Trimont in its capacity as Special Servicer may enter into one or more arrangements with the Directing Holder, Controlling Class Certificateholder or Representative or any other person who has the right to remove, or vote to remove, the Special Servicer, to provide for a discount and/or revenue sharing with respect to certain Special Servicer compensation. The Directing Holder, a Controlling Class Certificateholder and/or other persons or Certificateholders who have the right to remove, or vote to remove, the Special Servicer may further consider any such economic arrangements with the Special Servicer or a prospective replacement special servicer in entering into any decision to appoint or replace such party from time to time, and such considerations would not be required to take into account the best interests of any Certificateholder.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Trimont does not believe that such lawsuits or proceedings, individually or in the aggregate, would be material to the certificateholders. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Trimont or of which any of its property is the subject, which are material to Certificateholders.

Trimont is not an affiliate of the depositor, any mortgage loan seller, any sponsor, the Issuing Entity, the underwriters, the master servicer, the trustee, the certificate administrator, the custodian, the operating advisor, any originator or any significant obligor (within the meaning of Item 1110 of Regulation AB), with respect to the subject transaction.

The information set forth above under the heading “Trimont Real Estate Advisors, LLC” has been provided by Trimont.

A description of additional material terms of the Pooling and Servicing Agreement regarding the role of the special servicer, including limitations on the special servicer's liability under the Pooling and Servicing Agreement and terms regarding the special servicer's removal, replacement, resignation or transfer, is included in the Prospectus Supplement filed by UBS-Barclays Commercial Mortgage Trust 2012-C2 on July 16, 2012 and filed with the Securities and Exchange Commission (SEC File Number 333-177354-02).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBS Commercial Mortgage Securitization Corp.
(Depositor)

Date: March 08, 2023	By: /s/ Nicholas Galeone
Name: Nicholas Galeone
Title: President

By: /s/ Andrew Lisa
Name: Andrew Lisa
Title: Director